MARK  BAILEY  &  CO.  LTD.
Certified  Public  Accountants
Management  Consultants
1495  Ridgeview  Drive,  Suite  200
Reno,  Nevada  89509-6634

Phone:  775-332-4200
Fax:  774-332-4210

   March 23    ,  2000

Securities  and  Exchange  Commission
Washington,  D.C.  20549

RE:     Natalma  Industries,  Inc.
        Form  SB-2

To  whom  it  may  concern:

We hereby authorize and consent to the use of our report, dated February 16, 2000, as an Exhibit to the above-referenced filing and to the use of our name as it appears therein.

Sincerely,
/s/  Mark  Bailey,  CPA/ABV
Mark  Bailey  &  Co.,  Ltd.

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